Exhibit 99.1

Trupanion Reports First Quarter 2015 Results

- Revenue of $33 million, up 30% year-over-year

- 228,400 total subscription pets enrolled at quarter end, up 27% year-over-year

SEATTLE, May 5, 2015 /PRNewswire/ -- Trupanion, Inc. (NYSE:TRUP), a direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs through its wholly-owned subsidiaries, today announced financial results for the first quarter ended March 31, 2015.

"2015 is off to a solid start, with Trupanion delivering results in-line with our expectations. Trupanion continues to be recognized by an increasing number of pet owners and veterinarians for our outstanding product, service and value," said Darryl Rawlings, CEO of Trupanion. "Importantly, the health of our core subscription business remains strong, as demonstrated by our robust year-over-year growth in subscription revenues and enrolled pets as well as our compelling retention rates."

"We're encouraged by our first quarter results and plan to continue to execute our business plans and financial objectives. Trupanion remains a pioneer and leader in the developing market for medical insurance for cats and dogs. We look forward to demonstrating continued growth in revenue and enrolled pets while also making the necessary investments to support the growth of Trupanion and the broader pet medical insurance category. Our national salesforce of Territory Partners, unique technology platform and member experience initiatives remain key areas of investment in 2015 and beyond," Mr. Rawlings concluded.

First Quarter 2015 Financial and Business Highlights

  Total revenue was $33.3 million, an increase of 30% from the first quarter of 2014.
  Revenue for our subscription business was $30.1 million, an increase of 31% from the first quarter of 2014.
  Adjusted EBITDA was $(3.3) million, compared to $(2.1) million for the first quarter of 2014.
  Net loss was $(4.9) million, compared to $(4.9) million for the first quarter of 2014.
  Average monthly adjusted revenue per pet was $44.34, an increase of 3% from the first quarter of 2014.  During the first quarter, the Canadian currency exchange rate dropped to an average of 81% compared to an average of 91% in the first quarter of 2014. If the exchange rate had stayed consistent with the average rate in the prior year, monthly adjusted revenue per pet would have increased 6% compared to the first quarter of 2014.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) was 4.2 to 1.
  Total enrolled pets (including pets from our other business segment) totaled 246,100 at quarter-end, up 26% over the prior year period.
  Total subscription pets enrolled totaled 228,400 at quarter-end, up 27% over the prior year period.
  $14.9 million in outstanding indebtedness was repaid resulting in no debt outstanding on the Company's line of credit at March 31, 2015.
  In the first quarter of 2015, Trupanion reclassified a small number of pets from its monthly subscription business having a business to business component into its other business segment. All prior period amounts have been recast as a result of this change. Financial tables regarding the impact of this reclassification on prior periods can be found at the end of this press release as well as under the financial documents section of Trupanion's investor website.

Outlook

Second Quarter of 2015

The Company is initiating guidance for the second quarter of 2015 as follows:

  Total revenue is expected to be in the range of $34.5-$36.5 million.
  Adjusted EBITDA is expected to be in the range of $(5)-$(3) million.
  The Company's second quarter 2015 outlook assumes a 79% Canadian currency exchange rate, the approximate rate at the end of Q1 2015.

Full Year 2015

The Company is reiterating its guidance for the full year 2015 as follows:

  Total revenue is expected to be in the range of $145-$150 million.
  Adjusted EBITDA is expected to be in the range of $(15)-$(10) million.

Revenue by Quarter

Conference Call
Trupanion's management will host a conference call today to review its first quarter 2015 results and to discuss its financial outlook for the second quarter and full year 2015. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at http://investors.trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10057819.

About Trupanion
Founded in 2000, Trupanion is an industry-leading, direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs in the United States, Canada and Puerto Rico through its affiliated entities. Trupanion's mission is to help the pets we all love receive the best veterinary care. Trupanion offers a simple and comprehensive pet medical plan that pays 90% of veterinary costs for pets' covered illnesses and injuries. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP. The company is headquartered in Seattle, WA and can be found online at Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans and financial objectives and its future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; fluctuations in the Canadian currency exchange rate; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness of Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to maintain the requisite amount of risk-based capital; the ability to protect and enforce the Trupanion's intellectual property rights; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion's technology platform and website; and compliance with laws and regulations that apply to sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to Trupanion's Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the investor relation section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA. Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from its subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from its subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion's reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and consider it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:

Investors:
Laura Bainbridge, Kimberly Esterkin, Addo Communications
310.829.5400
InvestorRelations@trupanion.com

Media:
Britta Gidican, Director, Public Relations
MediaRelations@trupanion.com
206.607.1930

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
	(unaudited)
Revenue:
Subscription business	$30,056	$22,861
Other business	3,254	2,779
Total revenue	33,310	25,640
Cost of revenue:
Subscription business (1)	24,766	18,388
Other business	2,962	2,496
Total cost of revenue	27,728	20,884
Gross profit
Subscription business	5,290	4,473
Other business	292	283
Total gross profit	5,582	4,756
Operating expenses:
Sales and marketing (1)	3,651	2,646
Technology and development (1)	2,798	2,200
General and administrative (1)	3,697	2,786
Total operating expenses	10,146	7,632
Operating loss	(4,564)	(2,876)
Interest expense	245	736
Other expense, net	19	1,286
Loss before income taxes	(4,828)	(4,898)
Income tax expense	108	15
Net loss	$(4,936)	$(4,913)

Net loss per share:
Basic and diluted	$(0.18)	$(3.22)
Weighted-average shares used to compute net loss per share:
Basic and diluted	27,337,302	1,524,028

(1) Includes stock-based compensation expense as follows:
	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
Cost of revenue	$69	$81
Sales and marketing	130	149
Technology and development	121	98
General and administrative	383	239
Total stock-based compensation expense	$703	$567

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	MARCH 31, 2015	DECEMBER 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,494	$53,098
Short-term investments	21,330	22,371
Accounts and other receivables	7,786	7,887
Prepaid expenses and other assets	1,448	1,299
Total current assets	63,058	84,655
Investments in fixed maturities, at fair value	934	942
Property and equipment, net	8,618	7,862
Intangible assets, net	4,831	4,847
Other long term assets	16	-
Total assets	$77,457	$98,306
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,438	$1,962
Accrued liabilities	3,560	4,607
Claims reserve	5,185	5,107
Deferred revenue	9,677	9,345
Other payables	1,083	1,523
Total current liabilities	20,943	22,544
Long-term debt	-	14,900
Deferred tax liabilities	1,495	1,495
Other liabilities	102	92
Total liabilities	22,540	39,031
Stockholders' equity:
Common stock, $0.00001 par value per share, 200,000,000 shares authorized at March 31, 2015 and December 31, 2014, 28,710,100 and 28,089,121 issued and outstanding at March 31, 2015; 28,451,920 and 27,830,941 shares issued and outstanding at December 31, 2014.	-	-
Preferred stock: $0.00001 par value per share, 10,000,000 authorized at March 31, 2015 and December 31, 2014, and 0 issued and outstanding at March 31, 2015 and December 31, 2014.	-	-
Additional paid-in capital	119,760	119,045
Accumulated other comprehensive (loss) income	(126)	11
Accumulated deficit	(62,116)	(57,180)
Treasury stock, at cost: 620,979 shares at March 31, 2015 and December 31, 2014.	(2,601)	(2,601)
Total stockholders' equity	54,917	59,275
Total liabilities and stockholders' equity	$77,457	$98,306

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
	(unaudited)
Operating activities
Net loss	$ (4,936)	$ (4,913)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	566	309
Amortization of prepaid loan fee and debt discount	-	227
Warrant (income) expense	-	1,219
Stock-based compensation expense	703	567
Other, net	(116)	45
Changes in operating assets and liabilities:
Accounts receivable	75	(142)
Prepaid expenses and other current assets	(152)	(178)
Accounts payable	(387)	520
Accrued liabilities	(736)	(1,554)
Claims reserve	76	(657)
Deferred revenue	329	208
Other payables	(330)	396
Net cash used in operating activities	(4,908)	(3,953)
Investing activities
Purchases of investment securities	(3,206)	(2,677)
Maturities of investment securities	4,245	3,809
Purchases of property and equipment	(1,590)	(1,016)
Net cash (used in) provided by investing activities	(551)	116
Financing activities
Deferred Financing costs	-	(619)
Proceeds from exercise of stock options	367	20
Payment on line of credit	(14,900)	-
Tax withholding on restricted stock	(384)	-
Net cash used in financing activities	(14,917)	(599)
Effect of foreign exchange rates on cash, net	(228)	90
Net change in cash and cash equivalents	(20,604)	(4,346)
Cash and cash equivalents at beginning of period	53,098	14,939
Cash and cash equivalents at end of period	$ 32,494	$ 10,593

The following table sets forth our key financial and operating metrics for our subscription business on a quarterly sequential basis:

	THREE MONTHS ENDED
	MAR. 31, 2015	DEC. 31, 2014	SEPT. 30, 2014	JUN. 30, 2014	MAR. 31, 2014	DEC. 31, 2013	SEPT. 30, 2013	JUN. 30, 2013
Total pets enrolled (at period end)	246,106	232,450	221,479	207,969	194,902	182,497	172,184	156,749
Total subscription pets enrolled (at period end)	228,409	215,491	205,194	192,338	179,819	168,405	159,080	147,115
Monthly adjusted revenue per pet	$ 44.34	$ 44.79	$ 44.88	$ 43.60	$ 43.07	$ 43.06	$ 42.55	$ 42.20
Lifetime value of a pet	$ 567	$ 591	$ 580	$ 602	$ 612	$ 613	$ 619	$ 642
Average pet acquisition cost	$ 134	$ 145	$ 115	$ 114	$ 113	$ 106	$ 81	$ 101
Average monthly retention	98.66%	98.69%	98.67%	98.65%	98.65%	98.65%	98.64%	98.62%
Adjusted EBITDA (in thousands)	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)	$ (378)	$ (985)

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	THREE MONTHS ENDED MARCH 31,
	2015	2014

GAAP cost of revenue	$27,728	$20,884
Stock-based compensation expense	(69)	(81)
Non-GAAP cost of revenue	$27,659	$20,803
% of revenue	83.0%	81.1%

GAAP gross profit	$5,582	$4,756
Stock-based compensation expense	69	81
Non-GAAP gross profit	$5,651	$4,837
% of revenue	17.0%	18.9%

GAAP sales and marketing expense	$3,651	$2,646
Stock-based compensation expense	(130)	(149)
Non-GAAP sales and marketing expense	$3,521	$2,497
% of revenue	10.6%	9.7%

GAAP technology and development expense	$2,798	$2,200
Stock-based compensation expense	(121)	(98)
Non-GAAP technology and development expense	$2,677	$2,102
% of revenue	8.0%	8.2%

GAAP general and administrative expense	$3,697	$2,786
Stock-based compensation expense	(383)	(239)
Non-GAAP general and administrative expense	$3,314	$2,547
% of revenue	10.0%	9.9%

GAAP operating loss	$(4,564)	$(2,876)
Stock-based compensation expense	703	567
Non-GAAP operating loss	$(3,861)	$(2,309)
% of revenue	11.6%	9.0%

GAAP subscription business gross profit	$5,290	$4,473
Stock-based compensation expense	69	81
Non-GAAP subscription business gross profit	$5,359	$4,554
% of subscription revenue	17.8%	19.9%

The following table reflects the reconciliation of adjusted revenue to revenue (in thousands):

	THREE MONTHS ENDED
	MAR. 31, 2015	DEC. 31, 2014	SEPT. 30, 2014	JUN. 30, 2014	MAR. 31, 2014	DEC. 31, 2013	SEPT. 30, 2013	JUN. 30, 2013
Revenue	$ 33,310	$ 31,868	$ 30,312	$ 28,090	$ 25,640	$ 24,011	$ 22,134	$ 19,842
Excluding:
Other business revenue	(3,254)	(3,251)	(3,200)	(3,178)	(2,779)	(2,736)	(2,256)	(1,558)
Change in deferred revenue	328	247	385	84	262	452	314	218
Sign-up fee revenue	(484)	(363)	(425)	(407)	(377)	(345)	(386)	(356)
Adjusted revenue	$ 29,900	$ 28,501	$ 27,072	$ 24,589	$ 22,746	$ 21,832	$ 19,806	$ 18,146

The following table reflects the reconciliation of contribution margin to gross profit (in thousands):

	TWELVE MONTHS ENDED
	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,
	2015	2014	2014	2014	2014	2013	2013	2013

Gross profit	$ 20,701	$ 19,874	$ 18,439	$ 18,113	$ 16,792	$ 15,644	$ 14,788	$ 14,263
Excluding:
Stock-based compensation expense	302	315	309	287	270	230	171	143
Other business segment gross profit	(1,549)	(1,539)	(1,468)	(1,314)	(967)	(768)	(572)	(342)
Change in deferred revenue	1,044	977	1,183	1,111	1,246	1,107	874	761
Sign-up fee revenue	(1,679)	(1,572)	(1,554)	(1,514)	(1,464)	(1,418)	(1,356)	(1,285)
Contribution margin	$ 18,819	$ 18,055	$ 16,909	$ 16,683	$ 15,877	$ 14,795	$ 13,905	$ 13,540

The following table reflects the reconciliation of acquisition cost to sales and marketing expense (in thousands):

	THREE MONTHS ENDED
	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,
	2015	2014	2014	2014	2014	2013	2013	2013
Sales and marketing expense	$ 3,651	$ 3,218	$ 2,934	$ 2,810	$ 2,646	$ 2,238	$ 2,013	$ 2,268
Excluding:
Stock-based compensation expense	(130)	(147)	(115)	(144)	(149)	(185)	(147)	(202)
Other business segment sales and marketing expense	(26)	(30)	(22)	(28)	(44)	(6)	(3)	(8)
Net of:
Sign-up fee revenue	(484)	(363)	(425)	(407)	(377)	(345)	(386)	(356)
Acquisition cost	$ 3,011	$ 2,678	$ 2,372	$ 2,231	$ 2,076	$ 1,702	$ 1,477	$ 1,702

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	THREE MONTHS ENDED
	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,	MAR. 31,	DEC. 31,	SEPT. 30,	JUN. 30,
	2015	2014	2014	2014	2014	2013	2013	2013
Net loss	$ (4,936)	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)	$ (3,203)	$ (1,222)	$ (1,824)
Excluding:
Stock-based compensation expense	703	890	2,001	626	567	574	478	485
Depreciation and amortization expense	566	441	505	419	309	229	243	214
Interest income	(19)	(18)	(20)	(18)	(18)	(13)	(32)	(27)
Interest expense	245	103	5,155	726	742	225	154	144
Change in fair value of warrant liabilities	-	-	(2,054)	(740)	1,219	414	3	28
Income tax expense (benefit)	108	(43)	14	7	15	(6)	(2)	(5)
Adjusted EBITDA	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)	$ (378)	$ (985)

The following table reflects 2014 results by quarter after the reclass of certain pets from the subscription business segment to the other business segment (in thousands):

	DEC. 31,	SEPT. 30,	JUN. 30,	MAR. 31,
	2014	2014	2014	2014

Revenue:
Subscription business	$ 28,617	$ 27,112	$ 24,912	$ 22,861
Other business	3,251	3,200	3,178	2,779
Total revenue	31,868	30,312	28,090	25,640
Cost of revenue:
Subscription business	23,456	23,051	20,273	18,387
Other business	2,888	2,816	2,667	2,497
Total cost of revenue	26,344	25,867	22,940	20,884
Gross profit:
Subscription business	5,161	4,061	4,639	4,473
Other business	363	384	511	283
Total gross profit	5,524	4,445	5,150	4,756
Operating expenses:
Sales and marketing	3,218	2,934	2,810	2,646
Technology and development	2,614	2,532	2,553	2,200
General and administrative	3,850	4,385	3,292	2,786
Total operating expenses	9,682	9,851	8,655	7,632
Operating loss	(4,158)	(5,406)	(3,505)	(2,876)
Interest expense	103	5,155	726	736
Other expense, net	58	(2,066)	(759)	1,286
Loss before income taxes	(4,319)	(8,495)	(3,472)	(4,898)
Income tax (benefit) expense	(43)	14	7	15
Net loss	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)

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